UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014

Clone Algo Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54083	27-3183663
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3225 McLeod Drive, Las Vegas, NV 89121

(Address of principal executive office)

702-563-1600

(Registrant's telephone number, including area code)

N/A

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 7, 2014, the Board of Director (the “Board”) of Clone Algo Inc. (the “Company”), by a consent to action without meeting, unanimously appointed Mr. Pily Wong as the Company’s Chief Operating Officer and as a member of the Board. The Board now has three members – Mr. Niraj Goel, the Non-Executive Chairman, Mr. Nitin Damodaran, the Company’s Chief Executive Officer and Chief Financial Officer, and Mr. Pily Wong.

Mr. Wong was previously a Director of the Company for one day – May 21, 2014. Mr. Wong resigned as a Director on May 22, 2014. Mr. Wong did not resign as the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies), or practices.

Pily Wong, 39, has been Chief Executive Officer of Hung Hiep (Cambodia) Co., Ltd. since 2002.  As CEO, Mr. Wong has expanded Hung Hiep’s distribution of German-made automobiles.  Since 2005, Mr. Wong has been a Supervisory Board Member of the French-Cambodian Chamber of Commerce.  Since 2008, Mr. Wong has been a Governor on the American Business Council in Cambodia.  Mr. Wong has Bachelor’s degrees in both computer science and business administration.

Mr. Wong’s qualifications to serve on our Board include his experience as CEO of a consumer-facing company, his involvement in the promotion of the business sector, and his educational background in computers and business.

Family Relationships

There are no family relationships between any of the Company’s previous officers or directors and Mr. Wong.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements with Officers

As of the date of this Current Report on Form 8-K (the “Report”), there has not been any material plan, contract or arrangement (whether or not written) to which Mr. Wong is a party in connection with his appointment as an officer and director of the Company.

Material Compensatory Plans, Contracts, or Arrangements

As of the date of this Report, there has not been any material compensatory plan, contract or arrangement (whether or not written) to which Mr. Wong is a party in connection with his appointment as an officer of the Company.

Although the Company, prior to Mr. Wong’s appointment as a Director of the Company in May 2014, signed a Director’s Agreement with Mr. Wong pursuant to which he was to be paid $5,000 per year, this Director’s Agreement is no longer in effect and Mr. Wong was not paid any money for his prior Directorship.

There is currently no agreement with Mr. Wong as to his compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLONE ALGO INC.

Date: November 7, 2014	By:	/s/ Nitin Damodaran
Nitin Damodaran
Chief Executive Officer